PART 2
CREDIT AGREEMENT
dated as of May 10, 2001
among
MU SKIN ENTERPRISES, INC.
VARIOUS FINANCIAL INSTITUTIONS,
and
BANK OF AMERICA, N.A.
as Adminstrative Agent

         (i)     the successor corporation to which all or substantially all of the Company’s assets have been sold, leased or transferred (the “successor corporation”) is a solvent United States corporation, and

         (ii) the successor corporation executes and delivers to each Lender its assumption of the due and punctual payment of the principal of and premium, if any, and interest on the Loans, and the due and punctual performance and observation of all of the covenants in this Agreement, the Collateral Documents and each other Loan Document to be performed or observed by the Company and shall furnish to the Administrative Agent an opinion of counsel, reasonably satisfactory to the Required Lenders, to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such successor corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

         No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.13 from its liability under this Agreement or the other Loan Documents.

         (c)     Not, and not permit any Restricted Subsidiary to, sell, lease (as lessor), transfer, abandon or otherwise dispose of assets to any Person; provided that the foregoing restrictions do not apply to:

         (i)     the sale, lease, transfer or other disposition of assets of the Company to a Restricted Subsidiary or of a Restricted Subsidiary to the Company or another Restricted Subsidiary;

         (ii) the sale in the ordinary course of business of inventory held for sale, or equipment, fixtures, supplies or materials that are no longer required in the operation of the business of the Company or any Restricted Subsidiary or are obsolete;

         (iii)     the sale of property of the Company or any Restricted Subsidiary and the Company’s or any Restricted Subsidiary’s subsequent lease, as lessee, of the same property, within 270 days following the acquisition or construction of such property;

         (iv)     the sale of assets of the Company or any Restricted Subsidiary for cash or other property to a Person or Persons (other than an Affiliate) if (A) such assets (valued at net book value) do not constitute a “substantial part” of the assets of the Company and the Restricted Subsidiaries, (B) in the opinion of a Responsible Officer of the Company, the sale is for fair value and is in the best interests of the Company, and (C) immediately after

50

giving effect to the transaction, no Event of Default or Unmatured Event of Default would exist; or

         (v)     the sale of assets meeting the conditions set forth in clauses (B) and (C) of clause (iv) above, as long as the net proceeds from such sale in excess of a substantial part of the assets of the Company and the Restricted Subsidiaries are (x) applied within 270 days of the date of receipt to the acquisition of productive assets useful and intended to be used in the operation of the business of the Company or the Restricted Subsidiaries, or (y) used to repay any Indebtedness of the Company or the Restricted Subsidiaries (other than Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness hereunder, Indebtedness owing to the Company, any of its Subsidiaries or any Affiliate and Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any of the Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the availability of credit under such credit facility is permanently reduced not later than 270 days after the date of receipt of such proceeds by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness).

         (d)     For purposes of Section 10.13(c), a sale of assets will be deemed to involve a “substantial part” of the assets of the Company and the Restricted Subsidiaries if the book value of such assets, together with all other assets sold during such fiscal year (except those assets sold pursuant to clauses (i) through (iii) of Section 10.13(c)), exceeds 10% of the Consolidated Total Assets of the Company and the Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year.

         (e)      Not, and not permit any Restricted Subsidiary to, issue shares of stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary except (i) to the Company, (ii) to a Wholly-Owned Restricted Subsidiary, (iii) to any Restricted Subsidiary that owns equity in the Restricted Subsidiary issuing such equity, or (iv) with respect to a Restricted Subsidiary that is a partnership or joint venture, to any other Person who is a partner or equity owner if such issuance is made pursuant to the terms of the Joint Venture Agreement or Partnership Agreement entered into in connection with the formation of such partnership or joint venture; provided that Restricted Subsidiaries may issue directors’ qualifying shares and shares required to be issued by any applicable foreign law regarding foreign ownership requirements. The Company will not, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of its interest in any stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary (except to the Company or a Wholly-Owned Restricted Subsidiary) unless such sale, transfer or disposition would be permitted under Section 10.11(c).

         10.14     Transactions with Affiliates . Not, and not permit any Restricted Subsidiary to enter into, directly or indirectly, any Material transaction or Material group of related transactions

51

(including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except as approved by a majority of the disinterested directors of the Company, and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the foregoing restrictions shall not apply to Standard Securitization Undertakings effected as part of a Permitted Securitization Program.

         10.15     Restricted Payments . Not, and not permit any Restricted Subsidiary to, do any of the following if an Event of Default or Unmatured Event of Default exists or would exist immediately after giving effect thereto, (a) declare or pay any dividends, either in cash or property, on any shares of capital stock of any class of the Company or any Restricted Subsidiary (except (i) dividends or other distributions payable solely in shares of common stock, and (ii) dividends and distributions paid by a Restricted Subsidiary solely to the Company or a Wholly-Owned Restricted Subsidiary); (b) directly or indirectly, or through any Restricted Subsidiary, purchase, redeem or retire any shares of capital stock of any class of the Company or any Restricted Subsidiary or any warrants, rights or options to purchase or acquire any shares of capital stock of the Company or any Restricted Subsidiary; or (c) make any other payment or distribution, either directly or indirectly or through any Restricted Subsidiary, in respect of capital stock of any class of the Company or any Restricted Subsidiary (except payments and distributions made by a Restricted Subsidiary solely to the Company or a Wholly-Owned Restricted Subsidiary).

         10.16     Limitation on Swap Agreements . Not, and not permit any Restricted Subsidiary to, have any obligations (contingent or otherwise) existing or arising under any Swap Agreement, unless such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments or assets held by such Person, and not for purposes of speculation.

         10.17     Limitation on Margin Stock . Not permit margin stock (as defined in Regulation U of the FRB (12 CFR 221)) to constitute 25% or more of the value of the assets of the Company and its Subsidiaries which are subject to any limitation on sale or pledge hereunder.

         10.18     Designation of Restricted and Unrestricted Subsidiaries . At its option, designate in writing to the Administrative Agent any Unrestricted Subsidiary as a Restricted Subsidiary and may designate in writing to the Administrative Agent any Restricted Subsidiary as an Unrestricted Subsidiary; provided that (i) no such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be effective unless (A) such designation is treated as a transfer under Section 10.13 and such designation is permitted by Section 10.13, and (B) such Subsidiary does not own any stock, other equity interest or Indebtedness of the Company or a Restricted Subsidiary; and (ii) no such designation shall be effective unless, immediately after giving effect thereto no Event of Default or Unmatured Event of Default would exist; provided, further, that any Subsidiary that has been designated as a Restricted Subsidiary or an Unrestricted Subsidiary

52

may not thereafter be redesignated as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, more than once; and provided, further, that no Securitization Entity shall be a Restricted Subsidiary unless designated as such by the Company. Notwithstanding anything to the contrary in this Agreement, upon any Unrestricted Subsidiary becoming a Material Subsidiary, it shall immediately be deemed to be a Restricted Subsidiary.

         10.19     Existing Letters of Credit . (a) Use reasonable commercial efforts to terminate all Existing Letters of Credit (by replacing them with Letters of Credit or otherwise), other than the Existing Letters of Credit listed on Schedule 10.19, not later than May 31, 2001 and (b) not renew or extend any Existing Letter of Credit listed on Schedule 10.19.

.

         SECTION 11     CONDITIONS OF LENDING, ETC.

         The obligation of each Lender to make its Loans and of any Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

         11.1     Initial Credit Extension . The obligation of each Lender to make its initial Loan or of any Issuing Lender to issue the initial Letter of Credit hereunder (whichever first occurs) is subject to the conditions precedence that (a) each of the conditions precedent specified in Section 11.2 shall have been satisfied and (b) the Administrative Agent shall have received (i) all amounts which are then due and payable pursuant to Section 5 and (to the extent billed) Section 14.5, (ii) evidence, satisfactory to the Administrative Agent that all obligations of the Company under the ABN Facility (other than obligations with respect to Existing Letters of Credit) have been (or concurrently with the initial credit extension hereunder will be) paid in full; and (iii) all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Lender:

         11.1.1    Notes. The Notes.

         11.1.2     Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each Subsidiary authorizing or ratifying the execution, delivery and performance by such Subsidiary of each Loan Document to which such Subsidiary is a party.

         11.1.3     Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each Subsidiary of the documents referred to in this Section 11.

53

         11.1.4     Incumbency and Signature Certificates . A certificate of the Secretary or an Assistant Secretary of the Company and each Subsidiary certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         11.1.5     Subsidiary Guaranty. The Subsidiary Guaranty executed by the Subsidiary Guarantors.

         11.1.6     Pledge Agreement . Copies of all stock certificates, stock powers and other items delivered under the Pledge Agreement.

         11.1.7     Subordination Agreement. The Subordination Agreement executed by the Company and the Material Subsidiaries.

         11.1.8     Amendment to Collateral Agency and Intercreditor Agreement. An executed amendment to the Collateral Agency and Intercreditor Agreement substantially in the form of Exhibit E-2.

         11.1.9     Opinion of Counsel for the Company and the Subsidiary Guarantors. The opinion of (i) Matthew Dorny, assistant general counsel of the Company and the Subsidiary Guarantors, and (ii) Shearman & Sterling, counsel to the Company and the Subsidiary Guarantors.

         11.1.10     Closing Certificate . A certificate of the Chief Executive Officer, the President or any Vice President of the Company to the effect that (i) all representations and warranties of the Company and the Subsidiary Guarantors in this Agreement and the other Loan Documents are true and correct in all material respects on the Closing Date; and (ii) no Event of Default or Unmatured Event of Default exists or will result from the transactions contemplated to occur on the proposed Closing Date.

         11.1.11     Other . Such other documents as the Administrative Agent or any Lender may reasonably request.

         11.2     Conditions. The obligation (a) of each Lender to make each Loan and (b) of each Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

         11.2.1     Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit (but, if any Event of Default of the nature referred to in Section 12.1.4 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

54

         (a)     the representations and warranties of the Company and the Subsidiary Guarantors set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

         (b)     except as disclosed by the Company to the Administrative Agent and the Lenders pursuant to Section 9.9,

         (i)     no litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

         (ii)     no development shall have occurred in any litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding disclosed pursuant to Section 9.9 which might reasonably be expected to have a Material Adverse Effect; and

         (c)     no Event of Default or Unmatured Event of Default shall have then occurred and be continuing, and neither the Company nor any of its Subsidiaries shall be in violation of any law or governmental regulation or court order or decree where such violation or violations singly or in the aggregate might reasonably be expected to have a Material Adverse Effect.

         11.2.2 Confirmatory Certificate. If requested by the Administrative Agent or any Lender (acting through the Administrative Agent), the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request in support thereof.

         SECTION 12     EVENTS OF DEFAULT AND THEIR EFFECT.

         12.1    Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

55

         12.1.1     Non-Payment of the Loans, etc. Default in the payment of the principal of any Loan when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; default and continuance thereof for five days after notice from the Administrative Agent, in the payment when due of any reimbursement obligation with respect to any Letter of Credit; or default in the payment of any interest on any Loan or any fee payable hereunder for more than five Business Days after the same becomes due and payable.

         12.1.2     Non-Compliance with Section 10 . The Company defaults in the performance of or compliance with any term contained in Section 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16 or 10.17.

         12.1.3     Non-Compliance with Provisions of This Agreement. The Company default in the performance of or compliance with any term contained herein (other than those referred to in Sections 12.1.1 and 12.1.2) or in any other Loan Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default, and (ii) the Company or such Subsidiary receiving written notice of such default from any Lender (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 12.1.3).

         12.1.4     Default in Payment of Other Indebtedness . (a) The Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness beyond any period of grace provided with respect thereto, or (b) the Company or any Restricted Subsidiary is in default for more than 20 Business Days in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition (x) such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be) due and payable before its stated maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary to purchase or repay such Indebtedness, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have exercised any right to require the Company or any Restricted Subsidiary to purchase or repay such Indebtedness; provided that the aggregate amount of all foregoing Indebtedness with respect to which a payment, performance or compliance default shall have occurred or a failure or other event causing or permitting the purchase or repayment by the Company or any Restricted Subsidiary shall have occurred exceeds $7,500,000.

         12.1.5     Bankruptcy, Insolvency, etc. (a) The Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take

56

advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing, or (b) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within 60 days.

         12.1.6     Warranties . Any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement, any Loan Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made.

         12.1.7      Judgments. A final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and any Restricted Subsidiary and such judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

         12.1.8     Pension Plans. (i) Any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any of its Subsidiaries establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any of its Subsidiaries thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

57

As used in this Section 12.1.8, the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         12.1.9     Invalidity of Guaranty, etc. The Subsidiary Guaranty ceases to be in full force and effect with respect to any Material Domestic Subsidiary, or any Material Domestic Subsidiary contests the validity thereof.

         12.1.10     Invalidity of Collateral Documents, etc . The Pledge Agreement ceases to be in full force and effect with respect to any Material Foreign Subsidiary, any Pledgor contests the validity of the Pledge Agreement, or the Administrative Agent shall fail to have a valid, perfected and enforceable first priority security interest in the Pledged Securities.

         12.1.11     Change of Control. A Change of Control shall occur.

         12.2     Effect of Event of Default. If any Event of Default described in Section 12.1.5 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Administrative Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Administrative Agent cash collateral in amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Administrative Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.5 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit (subject to the right thereto of any other creditor of the Company arising under the Collateral Agency or Intercreditor Agreement). After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

58

SECTION 13      THE ADMINISTRATIVE AGENT.

         13.1     Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         (b)     Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. Each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 13 with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 13, included such Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lenders.

         13.2     Delegation of Duties . The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         13.3     Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates.

59

         13.4     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         13.5     Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 12; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         13.6     Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and

60

decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         13.7     Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for any payment to the Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

         For the purposes of this Section 13.7, “Indemnified Liabilities” shall mean: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or the replacement of any Lender) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial

61

portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code, and including any appellate proceeding) related to or arising out of this Agreement or the Commitments or the use of the proceeds thereof, whether or not any Agent-Related Person, any Lender or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

         13.8     Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent, the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Lender of America were not the Administrative Agent and the Issuing Lender, and the terms “Lender” and “Lenders” include Bank of America and its Affiliates, to the extent applicable, in their individual capacities.

         13.9     Successor Administrative Agent . The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as an “Issuing Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

62

         13.10    Withholding Tax .

         (a)     If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees to deliver to the Administrative Agent:

         (i)     if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed Internal Revenue Service (“IRS”) Forms W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

         (ii)     if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

         (iii)     such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b)     If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8ECI and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Company hereunder. To the extent of such percentage amount, the Administrative Agent will treat such Lender’s IRS Form W-8ECI as no longer valid.

         (c)     If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8BEN with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender hereunder, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

63

         (d)     If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (e)     If the IRS or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligation of the Lenders under this Section shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

         13.11     Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 14.1, if approved, authorized or ratified in writing by the Required Lenders; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Collateral Document to the holder of any Lien on such property which is permitted by Section 10.12(h); and (c) to release any Subsidiary from its obligations under the Guaranty if such entity ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its obligations under the Guaranty, pursuant to this Section 13.11.

         13.12    Non-Receipt of Funds by the Administrative Agent . Unless the Company or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Company, a payment of principal, interest or fees for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall

64

not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan (or, to the extent permitted by applicable law (x) in the case of interest payable in Dollars and fees, the Base Rate plus the Floating Rate Margin, and (y) in the case of interest payable in Yen, the Administrative Agent’s cost of funds, as reasonably determined by the Administrative Agent, plus the Eurodollar/Yen LIBOR Margin).

         SECTION 14     GENERAL.

     Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Percentage of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (i) extend or increase the amount of the Commitments, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release any Subsidiary Guarantor from such Subsidiary Guarantor’s obligations under the applicable Guaranty or all or substantially all of the collateral granted under the Collateral Documents or (v) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No provisions of Section 13 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of an Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of such Issuing Lender.

         14.2     Confirmations. The Company and each Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans held by such Lender.

65

         14.3    Notices. Except as otherwise provided in Sections 2.2, 2.4 and 4.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2, 2.4 and 4.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

         14.4    Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 10 for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

         14.5    Regulations U . Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any margin stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         14.6     Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees and charges of counsel for the Administrative Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees, court costs and other legal expenses and allocated costs of internal counsel) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan

66

Documents or any such other documents. Each Lender agrees to reimburse the Administrative Agent for such Lender’s pro rata share (based on its respective Percentage) of any such costs and expenses of the Administrative Agent not paid by the Company. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company’s auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of Agreement.

         14.7     Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

         14.8    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         14.9     Assignments; Participations.

         14.9.1    Assignments . Any Lender may, with the prior written consents of the Company (so long as no Event of Default or Unmatured Event of Default exists) and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and shall not be required in the case of an assignment by a Lender to one of its affiliates or to another existing Lender), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an “Assignee”), all or any fraction of such Lender’s Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender’s Loans and Commitment) in a minimum aggregate amount equal to the lesser of (a) the amount of the assigning Lender’s remaining Commitment and (ii) $2,500,000; provided that (i) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (ii) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

         (x)     five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related

67

information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Assignee;

         (y)     the assigning Lender and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit D (an “Assignment Agreement”), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been consented to by the Company and the Administrative Agent (to the extent applicable) and accepted by the Administrative Agent; and

         (z)     the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met, (a) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (b) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. If the Assignee was not previously a party hereto, then within five Business Days after effectiveness of any Assignment Agreement, the Company shall execute and deliver to the Administrative Agent (for delivery to the Assignee) a new Note in favor of the Assignee. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

         Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

         14.9.2    Participations . Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a “Participant”); provided that any Lender selling any such participating interest shall give notice thereof to the Company. In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events (excluding the events described in clause (v) thereof) described in the fourth sentence of Section 14.1, and each Lender agrees that no participation agreement which such Lender enters

68

into with any Participant shall grant such Participant any such rights. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender if no participation had been sold).

         14.10     Governing Law. This Agreement and each Note shall be a contract made under and governed by the internal laws of the State of New York. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         14.11     Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         14.12     Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

         14.13     Indemnification by the Company. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Lenders and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Administrative Agent, each Lender, each of their respective Affiliates and each officer, director, employee and agent of any of the foregoing (each a “Lender Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys’ fees and charges and, without duplication, allocated costs of staff counsel (collectively, for purposes of this Section 14.13, the “Indemnified Liabilities”), incurred by any Lender Party as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the

69

proceeds of any Loan, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned, leased or operated by the Company or any Subsidiary, (iii) any violation of any Environmental Law with respect to conditions at any property owned, leased or operated by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, except for any Indemnified Liabilities arising on account of any such Lender Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Lender Party from any obligation it may have under this Agreement.

         (b)    All obligations provided for in this Section 14.13 shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and any termination of this Agreement.

         14.14     Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR

70

OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         14.15     Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         14.16     Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the applicable Company (or to any other Person who may be entitled thereto under applicable law).

71

Delivered as of the day and year first above written.

NU SKIN ENTERPRISES, INC.

By:
Title:

BANK OF AMERICA, N.A., as Administrative
Agent

By:
Title:

BANK OF AMERICA, N.A., as Issuing Lender and
as a Lender

By:
Title:

BANK ONE, UTAH, NA, as a Lender

By:
Title:

S-1

SCHEDULE 1.1

PRICING SCHEDULE

         The Floating Rate Margin, the Eurodollar/Yen LIBOR Margin, the Commitment Fee Rate and the rate per annum applicable for Letter of Credit fees, respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

                                        Level I        Level II    Level III
                                        -------        --------    ---------
Eurodollar/Yen LIBOR Margin and fee
for standby Letters of Credit             1.50%         1.75%         2.00%
of Credit

Floating Rate Margin                      0.50%         0.75%         1.00%

Commitment Fee Rate                      0.375%        0.500%        0.625%

         Level I applies when the Leverage Ratio is less than 1.00 to 1.0.

         Level II applies when the Leverage Ratio is equal to or greater than 1.00 to 1.0 but less than 1.50 to 1.0.

         Level III applies when the Leverage Ratio is equal to or greater than 1.50 to 1.0.

         Initially, the applicable Level shall be based on the Leverage Ratio as of March 31, 2001. The applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last quarterly fiscal period of any fiscal year, 90 days) after the end of each quarterly fiscal period, beginning with the quarterly fiscal period ending June 30, 2001, based on the Leverage Ratio as of the last day of such quarterly fiscal period; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any quarterly fiscal period, Level III shall apply until such financial statements are delivered.

1

SCHEDULE 2.1

LENDERS AND PERCENTAGES

                             Amount of
Bank                         Commitment                         Percentage
----                        ------------                        ----------

Bank of America, N.A.       $ 30,000,000                           50%
Bank One, Utah, NA          $ 30,000,000                           50%

TOTALS                      $ 60,000,000                          100%

1

SCHEDULE 14.3

ADDRESSES FOR NOTICES

NU SKIN ENTERPRISES, INC.

75 West Center Street
One Nu Skin PlazaM
Provo, Utah 54601
Attention: Brian Lords
Telephone: (801) 345-6014
Facsimile: (801) 345-6099

BANK OF AMERICA, N.A., as Administrative
Agent, Issuing Lender and Lender

231 South LaSalle Street
Chicago, Illinois 6069
Attention: Paula Z. Kramp
Telephone: (312) 828-3898
Facsimile: (312) 987-0303

BANK ONE, UTAH, NA,
as a Lender
80 West Broadway, Suite 200
Salt Lake City, Utah 84101
Attention: Mark F. Nelson
Telephone: (801) 481-5041
Facsimile: (801) 481-5351

1